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                            First Union National Bank
                            190 River Road - NJ 3181
                                   Third Floor
                                Summit, NJ 07901

                                                                 August 13, 2001

Blonder Tongue Laboratories, Inc.
One Jake Brown Road
Old Bridge, New Jersey 08857

Gentlemen:

         Reference is made to the Fifth Amended and Restated Loan Agreement between First Union National Bank (the "Bank") and Blonder Tongue Laboratories, Inc. (the "Company") dated as of November 12, 1999 as amended (the "Loan Agreement"). As you know, the information that the Company has provided to the Bank for the second fiscal quarter of 2001 demonstrates that, as of the end of that quarter, the Company is not in compliance with the financial covenant set forth in Subsection 7.1(a) of the Loan Agreement. Capitalized terms contained in this letter agreement which are not otherwise defined shall have the meaning set forth in the Loan Agreement.

         At your request, subject to the terms and conditions set forth in this letter agreement, and subject to and in consideration of the Company's agreement to the terms and conditions of this letter agreement, the Bank waives compliance with the financial covenant set forth in Subsections 7.1(a) of the Loan Agreement as of June 30, 2001; provided that as of June 30, 2001 the Company had a Leverage Ratio of not greater than 3.30 to 1.00.

         In consideration of the waiver granted by the Bank hereunder, the Company agrees to immediately pay to the Bank a waiver fee of $10,000. Any failure to comply with the foregoing agreement of the Company shall be an "Event of Default" under the Loan Agreement.

         As further consideration, and without limiting any of the Bank's rights under the Loan Agreement, the Company agrees to reimburse the Bank for an additional appraisal of its fixed assets which shall be ordered by the Bank.

         The Company acknowledges that all provisions of the Loan Agreement, except as expressly waived by the Bank, remain in full force and effect.
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         The Company represents and warrants to the Bank that: (i) it has the power, and has taken all necessary action to authorize, execute and deliver its acknowledgment of and agreement to this letter agreement and perform its obligations in accordance with the terms of this letter agreement, (ii) this letter agreement is the legal, valid and binding obligation of the Company enforceable against the Company in the accordance with its terms, (iii) the execution, delivery and performance of this letter agreement by the Company will not (a) require any governmental approval or any other consent or approval; or
(b) violate, conflict with, result in a breach of, constitute a default under any agreement to which it is a party, or result in or require the creation of any lien upon any of the assets of the Company or any Subsidiary, (iv) other than the financial covenant non-compliance which is the subject of this letter agreement, no Event of Default has occurred and is continuing, and (v) the financial information provided by the Company to the Bank in connection with the Company's request the Bank enter into this letter agreement is true and correct in all material respects.

         The Company shall pay the fees and expense of McCarter & English, counsel to the Bank related hereto. This letter shall be governed by and construed under the laws of the State of New Jersey and is binding upon the Company and the Bank and their respective successors and/or assigns, as the case may be. The Company confirms and acknowledges that as of the date of this letter, the Company has no defenses, off-sets or counterclaims against any of the Company's obligations to the Bank under the Loan Documents, including the Loan Agreement.

         Please have a copy of this letter signed on behalf of the Company acknowledging and agreeing to the foregoing.


                                 Very truly yours,

                                 First Union National Bank



                                 By:   /s/ Larry F. Lee
                                     -------------------------------
                                     Larry F. Lee
                                     Vice President

Acknowledge and Agreed:

Blonder Tongue Laboratories, Inc.



By:  /s/ James A. Luksch
     ----------------------------
     James A. Luksch
     President